Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2022

DALLAS — (BUSINESS WIRE) October 20, 2022 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2022. Hilltop produced income to common stockholders of $32.1 million, or $0.50 per diluted share, for the third quarter of 2022, compared to $92.9 million, or $1.15 per diluted share, for the third quarter of 2021. Hilltop’s financial results for the third quarter of 2022 reflect a significant decrease in year-over-year mortgage origination segment net gains from sales of loans and other mortgage production income.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on November 25, 2022, to all common stockholders of record as of the close of business on November 11, 2022.

Identified headwinds during 2022, including uncertainties related to inflationary pressures on expenses, the impact of tight housing inventories on mortgage volumes, declining deposit balances, and increases in market interest rates, coupled with a declining economic forecast, rapid increases in U.S. treasury yields and mortgage interest rates, and exposure to increasing funding costs during the first nine months of 2022 have had, and are expected to continue to have, an adverse impact on our operating results during the remainder of 2022 and into the first half of 2023.

Jeremy B. Ford, President and CEO of Hilltop, said “Our third quarter financial results were once again driven by a strong performance from PlainsCapital Bank, which continued to prudently grow its core loan portfolio while realizing the benefits of the rising rate environment and resulting expansion of net interest margin. Though deposits declined in the third quarter, the bank still maintains elevated liquidity and ample core deposit funding relative to its loan portfolio. HilltopSecurities experienced improved third quarter results from both a net revenues and pre-tax margin standpoint when compared to each of the trailing three quarters. PrimeLending continues to face material housing market headwinds, including a sharp rise in mortgage interest rates, compression in gain on sale margins and continued affordability concerns for potential home buyers. We remain focused at PrimeLending, and across the Hilltop enterprise, on controlling costs during this dynamic interest rate environment. Importantly, despite the immense and sudden pressure in the mortgage sector, we remained profitable on a consolidated basis and continued to grow capital. We look forward to finishing out 2022 with strong results from our talented team, while positioning Hilltop towards the coming year.”

Third Quarter 2022 Highlights for Hilltop:

●	The reversal of credit losses was $0.8 million during the third quarter of 2022, compared to a provision for credit losses of $5.3 million in the second quarter of 2022 and a reversal of credit losses of $5.8 million in the third quarter of 2021;
o	The reversal of credit losses during the third quarter of 2022 reflected modest improvements in the U.S. economic outlook, specific reserves and credit metrics since the prior quarter.
●	For the third quarter of 2022, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $98.0 million, compared to $241.9 million in the third quarter of 2021, a 59.5% decrease;
o	Mortgage loan origination production volume was $3.0 billion during the third quarter of 2022, compared to $5.6 billion in the third quarter of 2021;
o	Net gains from mortgage loans sold to third parties decreased to 227 basis points during the third quarter of 2022, compared to 260 basis points in the second quarter of 2022.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the third quarter of 2022 were 0.79% and 6.26%, respectively, compared to 2.13% and 14.96%, respectively, for the third quarter of 2021;
●	Hilltop’s book value per common share increased to $31.46 at September 30, 2022, compared to $31.43 at June 30, 2022;
●	Hilltop’s total assets were $16.6 billion and $16.7 billion at September 30, 2022 and June 30, 2022, respectively;
●	Loans[1], net of allowance for credit losses, were $7.4 billion at both September 30, 2022 and June 30, 2022;

●	Non-performing loans were $34.6 million, or 0.39% of total loans, at September 30, 2022, compared to $35.7 million, or 0.38% of total loans, at June 30, 2022;
●	Loans held for sale decreased by 32.7% from June 30, 2022 to $1.0 billion at September 30, 2022;
●	Total deposits were $11.4 billion and $11.9 billion at September 30, 2022 and June 30, 2022, respectively;
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 11.41% and a Common Equity Tier 1 Capital Ratio of 17.45% at September 30, 2022;
●	Hilltop’s consolidated net interest margin[4] increased to 3.19% for the third quarter of 2022, compared to 2.75% in the second quarter of 2022;
o	Included previously deferred interest income of $0.2 million during the third quarter of 2022 related to PPP loan-related origination fees, compared to $1.3 million in the second quarter of 2022.
●	For the third quarter of 2022, noninterest income was $207.0 million, compared to $367.9 million in the third quarter of 2021, a 43.7% decrease;
●	For the third quarter 2022, noninterest expense was $288.7 million, compared to $355.2 million in the third quarter of 2021, a 18.7% decrease; and
●	Hilltop’s effective tax rate was 21.8% during the third quarter of 2022, compared to 22.8% during the same period in 2021.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $402.0 million and $462.4 million at September 30, 2022 and June 30, 2022, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2022	2022	2022	2021	2021
Cash and due from banks	$1,777,584	$1,783,554	$2,886,812	$2,823,138	$2,463,111
Federal funds sold	663	381	383	385	406
Assets segregated for regulatory purposes	109,358	120,816	128,408	221,740	269,506
Securities purchased under agreements to resell	145,365	139,929	256,991	118,262	155,908
Securities:
Trading, at fair value	641,864	593,273	471,763	647,998	609,813
Available for sale, at fair value, net	1,584,724	1,562,222	1,462,340	2,130,568	1,994,183
Held to maturity, at amortized cost, net	889,452	920,583	953,107	267,684	277,419
Equity, at fair value	209	197	225	250	221
	3,116,249	3,076,275	2,887,435	3,046,500	2,881,636
Loans held for sale	1,003,605	1,491,579	1,643,994	1,878,190	2,108,878
Loans held for investment, net of unearned income	7,944,246	7,930,619	7,797,903	7,879,904	7,552,926
Allowance for credit losses	(91,783)	(95,298)	(91,185)	(91,352)	(109,512)
Loans held for investment, net	7,852,463	7,835,321	7,706,718	7,788,552	7,443,414

Broker-dealer and clearing organization receivables	1,255,052	1,049,830	1,610,352	1,672,946	1,419,652
Premises and equipment, net	191,423	195,361	198,906	204,438	210,026
Operating lease right-of-use assets	103,099	106,806	108,180	112,328	115,942
Mortgage servicing assets	156,539	121,688	100,475	86,990	110,931
Other assets	624,235	513,570	546,622	452,880	526,339
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	12,209	13,182	14,233	15,284	16,455
Total assets	$16,615,291	$16,715,739	$18,356,956	$18,689,080	$17,989,651

Deposits:
Noninterest-bearing	$4,546,816	$4,601,643	$4,694,592	$4,577,183	$4,433,148
Interest-bearing	6,805,198	7,319,143	7,972,110	8,240,894	7,699,014
Total deposits	11,352,014	11,920,786	12,666,702	12,818,077	12,132,162
Broker-dealer and clearing organization payables	1,176,156	934,818	1,397,836	1,477,300	1,496,923
Short-term borrowings	942,309	822,649	835,054	859,444	747,040
Securities sold, not yet purchased, at fair value	99,515	135,968	97,629	96,586	113,064
Notes payable	390,354	389,722	395,479	387,904	395,804
Operating lease liabilities	120,635	124,406	125,919	130,960	134,296
Other liabilities	475,425	329,987	347,742	369,606	468,020
Total liabilities	14,556,408	14,658,336	15,866,361	16,139,877	15,487,309

Common stock	646	646	794	790	790
Additional paid-in capital	1,043,605	1,039,261	1,275,649	1,274,446	1,270,272
Accumulated other comprehensive income (loss)	(119,864)	(95,279)	(80,565)	(10,219)	367
Retained earnings	1,107,586	1,085,208	1,267,415	1,257,014	1,204,307
Deferred compensation employee stock trust, net	479	695	744	752	751
Employee stock trust	(641)	(954)	(104)	(115)	(116)
Total Hilltop stockholders' equity	2,031,811	2,029,577	2,463,933	2,522,668	2,476,371
Noncontrolling interests	27,072	27,826	26,662	26,535	25,971
Total stockholders' equity	2,058,883	2,057,403	2,490,595	2,549,203	2,502,342
Total liabilities & stockholders' equity	$16,615,291	$16,715,739	$18,356,956	$18,689,080	$17,989,651

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2022	2022	2022	2021	2021
Interest income:
Loans, including fees	$109,165	$98,728	$90,408	$96,104	$99,769
Securities borrowed	10,938	10,498	8,817	8,524	8,585
Securities:
Taxable	19,642	17,288	15,581	13,916	12,341
Tax-exempt	2,451	2,141	2,419	2,639	2,687
Other	14,276	6,478	2,312	1,872	1,796
Total interest income	156,472	135,133	119,537	123,055	125,178

Interest expense:
Deposits	12,525	5,456	4,193	4,404	5,303
Securities loaned	9,407	8,512	7,472	6,624	6,519
Short-term borrowings	5,550	3,020	2,045	2,279	2,400
Notes payable	3,907	3,809	4,437	5,871	5,465
Junior subordinated debentures	—	—	—	—	419
Other	1,597	2,280	1,399	(417)	(18)
Total interest expense	32,986	23,077	19,546	18,761	20,088

Net interest income	123,486	112,056	99,991	104,294	105,090
Provision for (reversal of) credit losses	(780)	5,336	115	(18,565)	(5,819)
Net interest income after provision for (reversal of) credit losses	124,266	106,720	99,876	122,859	110,909

Noninterest income:
Net gains from sale of loans and other mortgage production income	57,998	97,543	110,894	156,103	203,152
Mortgage loan origination fees	39,960	42,378	32,062	35,930	38,780
Securities commissions and fees	34,076	34,757	37,146	32,801	34,412
Investment and securities advisory fees and commissions	35,031	32,002	29,705	42,834	49,646
Other	39,910	32,593	6,621	17,178	41,955
Total noninterest income	206,975	239,273	216,428	284,846	367,945

Noninterest expense:
Employees' compensation and benefits	200,450	205,327	200,019	229,717	258,679
Occupancy and equipment, net	25,041	24,231	24,766	25,741	25,428
Professional services	10,631	16,246	10,063	9,904	14,542
Other	52,616	52,739	51,502	56,832	56,525
Total noninterest expense	288,738	298,543	286,350	322,194	355,174

Income before income taxes	42,503	47,450	29,954	85,511	123,680
Income tax expense	9,249	12,127	5,815	20,715	28,257
Net income	33,254	35,323	24,139	64,796	95,423
Less: Net income attributable to noncontrolling interest	1,186	2,063	1,889	2,611	2,517
Income attributable to Hilltop	$32,068	$33,260	$22,250	$62,185	$92,906

Earnings per common share:
Basic	$0.50	$0.45	$0.28	$0.79	$1.16
Diluted	$0.50	$0.45	$0.28	$0.78	$1.15

Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.12	$0.12

Weighted average shares outstanding:
Basic	64,552	73,693	79,114	78,933	80,109
Diluted	64,669	73,838	79,356	79,427	80,542

	Three Months Ended September 30, 2022
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$110,939	$13,386	$(2,939)	$(3,276)	$5,376	$123,486
Provision for (reversal of) credit losses	(650)	(130)	—	—	—	(780)
Noninterest income	12,200	100,798	98,200	1,809	(6,032)	206,975
Noninterest expense	60,160	96,843	118,345	14,034	(644)	288,738
Income (loss) before taxes	$63,629	$17,471	$(23,084)	$(15,501)	$(12)	$42,503

	Nine Months Ended September 30, 2022
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$304,269	$37,481	$(6,066)	$(9,856)	$9,705	$335,533
Provision for (reversal of) credit losses	4,325	346	—	—	—	4,671
Noninterest income	37,438	249,139	381,477	5,655	(11,033)	662,676
Noninterest expense	175,921	268,307	386,372	44,388	(1,357)	873,631
Income (loss) before taxes	$161,461	$17,967	$(10,961)	$(48,589)	$29	$119,907

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2022	2022	2022	2021	2021

Hilltop Consolidated:
Return on average stockholders' equity	6.26%	5.82%	3.60%	9.93%	14.96%
Return on average assets	0.79%	0.80%	0.53%	1.41%	2.13%
Net interest margin (1)	3.19%	2.75%	2.36%	2.44%	2.53%
Net interest margin (taxable equivalent) (2):
As reported	3.20%	2.76%	2.37%	2.45%	2.54%
Impact of purchase accounting	8 bps	8 bps	7 bps	12 bps	9 bps
Book value per common share ($)	31.46	31.43	31.02	31.95	31.36
Shares outstanding, end of period (000's)	64,591	64,576	79,439	78,965	78,959
Dividend payout ratio (3)	30.19%	33.33%	53.57%	15.19%	10.34%

Banking Segment:
Net interest margin (1)	3.42%	2.97%	2.65%	2.81%	2.99%
Net interest margin (taxable equivalent) (2):
As reported	3.43%	2.98%	2.65%	2.82%	3.00%
Impact of purchase accounting	10 bps	10 bps	8 bps	15 bps	11 bps
Accretion of discount on loans ($000's)	2,858	3,011	2,510	4,716	3,221
Net recoveries (charge-offs) ($000's)	(2,735)	(1,223)	(282)	405	62
Return on average assets	1.41%	1.09%	0.98%	1.44%	1.36%
Fee income ratio	9.9%	11.0%	12.2%	10.8%	10.5%
Efficiency ratio	48.9%	50.4%	55.7%	54.2%	48.8%
Employees' compensation and benefits ($000's)	35,934	33,554	33,517	34,415	31,500

Broker-Dealer Segment:
Net revenue ($000's) (4)	114,184	100,229	72,209	94,569	126,570
Employees' compensation and benefits ($000's)	70,274	64,494	55,825	65,301	82,429
Variable compensation expense ($000's)	42,567	37,471	26,625	35,939	53,505
Compensation as a % of net revenue	61.5%	64.3%	77.3%	69.1%	65.1%
Pre-tax margin (5)	15.3%	9.1%	(11.9)%	1.8%	13.8%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,832,136	3,342,103	2,753,031	3,559,137	3,948,420
Refinancings	211,075	467,117	1,011,452	1,430,369	1,646,208
Total mortgage loan originations - volume	3,043,211	3,809,220	3,764,483	4,989,506	5,594,628
Mortgage loan sales - volume ($000's)	3,419,950	3,872,935	3,868,596	4,988,538	6,195,559
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	227	260	321	362	359
Impact of loans retained by banking segment	(9)	(7)	(9)	(15)	(13)
As reported	218	253	312	347	346
Mortgage servicing rights asset ($000's) (6)	156,539	121,688	100,475	86,990	110,931
Employees' compensation and benefits ($000's)	86,079	100,206	102,748	121,758	134,814
Variable compensation expense ($000's)	44,312	56,525	56,243	73,208	88,153

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.4 million, $0.4 million, $0.5 million, $0.5 million, and $0.6 million, respectively, for the periods presented and for the banking segment were $0.2 million for each of the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2022	2022	2022	2021	2021
Tier 1 capital (to average assets):
PlainsCapital	10.29%	9.67%	9.74%	10.20%	10.02%
Hilltop	11.41%	10.53%	12.46%	12.58%	12.64%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.68%	14.65%	15.37%	16.00%	15.40%
Hilltop	17.45%	17.24%	21.27%	21.22%	21.28%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.68%	14.65%	15.37%	16.00%	15.40%
Hilltop	17.45%	17.24%	21.27%	21.22%	21.28%
Total capital (to risk-weighted assets):
PlainsCapital	15.54%	15.55%	16.18%	16.77%	16.32%
Hilltop	20.07%	19.90%	23.85%	23.75%	24.00%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Performing Assets Portfolio Data	2022	2022	2022	2021	2021
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	4,735	4,947	6,153	6,601	5,705
Commercial and industrial	12,078	13,315	18,486	22,478	29,808
Construction and land development	1	1	1	2	366
1-4 family residential	16,968	16,542	18,723	21,123	25,255
Consumer	16	19	21	23	24
Broker-dealer	—	—	—	—	—
	33,798	34,824	43,384	50,227	61,158
Troubled debt restructurings included in accruing loans held for investment ($000's)	825	857	890	922	1,038
Non-performing loans ($000's)	34,623	35,681	44,274	51,149	62,196

Non-performing loans as a % of total loans	0.39%	0.38%	0.47%	0.52%	0.64%

Other real estate owned ($000's)	1,637	1,516	2,175	2,833	21,605

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's)	36,260	37,197	46,449	53,982	83,801

Non-performing assets as a % of total assets	0.22%	0.22%	0.25%	0.29%	0.47%

Loans past due 90 days or more and still accruing ($000's) (2):	96,532	82,410	87,489	60,775	175,734

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications through January 1, 2022. The banking segment’s COVID-19 payment deferment programs since the second quarter of 2020 allowed for a deferral of principal and/or interest payments with such deferred principal payments due and payable on the maturity date of the existing loan. For the periods presented, the banking segment’s actions through December 31, 2021 included approval of COVID-19 related loan modifications, resulting in active loan modifications of approximately $4 million and $17 million as of December 31, 2021 and September 30, 2021, respectively.
(2)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended September 30,
	2022			2021
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,166,265	$14,414	4.94%	$2,300,939	$17,696	3.08%
Loans held for investment, gross (2)	7,911,833	94,751	4.75%	7,514,392	82,073	4.33%
Investment securities - taxable	2,883,412	19,642	2.72%	2,585,362	12,328	1.91%
Investment securities - non-taxable (3)	312,312	2,817	3.61%	318,408	3,252	4.09%
Federal funds sold and securities purchased under agreements to resell	137,728	1,309	3.77%	161,577	207	—%
Interest-bearing deposits in other financial institutions	1,780,220	9,542	2.13%	2,197,478	788	0.14%
Securities borrowed	1,116,837	10,938	3.83%	1,364,726	8,585	2.46%
Other	56,331	3,425	24.12%	51,350	813	6.28%
Interest-earning assets, gross (3)	15,364,938	156,838	4.05%	16,494,232	125,742	3.02%
Allowance for credit losses	(95,083)			(115,688)
Interest-earning assets, net	15,269,855			16,378,544
Noninterest-earning assets	1,399,228			1,371,207
Total assets	$16,669,083			$17,749,751

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,136,779	$12,525	0.70%	$7,622,748	$5,303	0.28%
Securities loaned	980,530	9,407	3.81%	1,306,314	6,519	1.98%
Notes payable and other borrowings	1,262,985	11,054	3.47%	1,231,545	8,266	2.66%
Total interest-bearing liabilities	9,380,294	32,986	1.40%	10,160,607	20,088	0.78%
Noninterest-bearing liabilities
Noninterest-bearing deposits	4,543,067			4,299,987
Other liabilities	685,843			800,225
Total liabilities	14,609,204			15,260,819
Stockholders’ equity	2,032,717			2,463,821
Noncontrolling interest	27,162			25,111
Total liabilities and stockholders' equity	$16,669,083			$17,749,751

Net interest income (3)		$123,852			$105,654
Net interest spread (3)			2.65%			2.24%
Net interest margin (3)			3.20%			2.54%

(1)	Information presented on a consolidated basis.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.4 million and $0.6 million for the three months ended September 30, 2022 and 2021, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, October 21, 2022. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review third quarter 2022 financial results. Interested parties can access the conference call by dialing 1-844-200-6205 (United States), 1-833-950-0062 (Canada) or 1-929-526-1599 (all other locations) and then using the access code 098668. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At September 30, 2022, Hilltop employed approximately 4,385 people and operated approximately 370 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “progressing,” “projects,” “seeks,” “should,” “target,” “view,” “well-tuned,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; and (v) risks associated with concentration in real estate related loans. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.